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                                                                       Exhibit D


                               Alamo Group Inc.
                          750 E. Mulberry, Suite 401
                             San Antonio, TX 78212


                                                               February 23, 1999


WEC Company
c/o Madison Dearborn Partners, Inc.
Three First National Plaza, Suite 3800
Chicago, IL 60602

Gentleman:

     Reference is made to that certain Amended and Restated Agreement and Plan of Merger dated as of September 4, 1998 by and among Alamo Group Inc., a Delaware corporation ("Alamo"), WEC Company, a Delaware corporation ("WEC") and AGI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of WEC ("AGI") (the "Merger Agreement"). Alamo, WEC and AGI hereby terminate the Merger Agreement pursuant to, and in accordance with Section 8(a)(i) thereof effective as of the date hereof.

                                     Alamo Group Inc.
                                     A Delaware corporation


                                     By:  /s/ Donald J. Douglass
                                          ----------------------
                                        Name:   Donald J. Douglass
                                        Title:  Chairman and Chief
                                                Executive Officer


Agreed and Accepted as of
the date written above.

WEC Company,                         AGI Acquisition Corp.
A Delaware corporation               a Delaware corporation


By:  /s/ Paul Wood                   By:  /s/ Paul Wood
     -------------                        -------------
     Name:  Paul Wood                     Name: Paul Wood
     Title: Chairman                      Title: Chairman